Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2026 Incentive Award Plan of WillScot Holdings Corporation of our reports dated February 19, 2026, with respect to the consolidated financial statements of WillScot Holdings Corporation and the effectiveness of internal control over financial reporting of WillScot Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Baltimore, Maryland
August 6, 2026